Exhibit 1.1


                          Halliburton Company
                            Medium-Term Notes
              Due Nine Months or More From Date of Issue, Series A

                          Distribution Agreement
                                                          January 13, 1997


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated
World Financial Center
North Tower, 10th Floor
New York, New York  10281-1310


Dear Sirs:

         Halliburton Company, a Delaware corporation, confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and each other agent that may from time to time be a signatory hereto (each, an "Agent" and, collectively, the "Agents") with respect to the issue and sale by the Company (as hereinafter defined) of its Medium-Term Notes Due Nine Months or More From Date of Issue, Series A (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of December 1, 1996 as amended, supplemented and modified by the First Supplemental Indenture dated as of December 5, 1996
(the "First Supplemental Indenture"), and the Second Supplemental Indenture dated as of December 12, 1996 (the "Second Supplemental Indenture"), and as further amended, supplemented or modified from time to time (the "Indenture"), between the Company and Texas Commerce Bank National Association, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of Notes from time to time at an aggregate initial offering price of up to U.S. $300,000,000 to or through the Agents pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

         As used herein, the following terms have the following meanings:

         "Company" means Halliburton Company, a Delaware corporation.

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         "Material Subsidiary" means Brown & Root Holdings, Inc., Brown & Root,
         Inc., Brown & Root, Ltd., Halliburton Energy Services, Inc., Halliburton Holdings, Inc. and Halliburton Affiliates Corporation.

         This Agreement provides both for the sale of Notes by the Company to one or more Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the applicable Agent), in which case such Agent will act as an agent of the Company in soliciting purchases of the Notes. Notwithstanding the foregoing, the Company may issue and sell Notes, on terms that are substantially similar (including discounts and commissions) to the terms contained herein, to or through one or more agents, dealers or underwriters that are not signatories hereto or, on its own behalf, directly to investors or other purchasers thereof without the intervention of any agents, dealers or underwriters, provided that the Company shall notify the Agent prior to any such issuance and sale and shall provide the Agents with a copy of each agreement with any such agent, dealer or underwriter promptly following the execution thereof.

         The Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 (No. 33-65772) for the registration of debt securities, including the Notes, under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the SEC and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). If any post-effective amendment to such registration statement has been filed with the SEC prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the SEC. Such registration statement (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) and the prospectus constituting a part thereof, and any prospectus supplement and pricing supplement relating to the Notes, including all documents incorporated therein by reference, as from time to time amended or supplemented by the filing of documents pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") or the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus shall be provided to the Agents by the Company for use in connection with the offering of the Notes, whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agents for such use.

SECTION
1.       Appointment as Agent.


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         (a) Appointment.  Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby agrees to sell Notes to or through the Agents.

         (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount that shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

         (c) Purchases as Principal. The Agents shall not have any obligation to purchase Notes from the Company as principal, but one or more Agents may agree from time to time to purchase Notes as principal for resale to investors and other purchasers determined by such Agent or Agents. Any such purchase of Notes by an Agent as principal shall be made in accordance with Section 3(a) hereof.

         (d) Solicitations as Agent. In connection with each Agent's actions as agent hereunder, such Agent agrees to use commercially reasonable efforts consistent with standard industry practice to solicit and receive offers to purchase Notes at the times and in the amounts agreed by such Agent and the Company. Such Agent will communicate to the Company, orally, each offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by such Agent. Such Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may accept or reject any proposed purchase of Notes, in whole or in part. Such Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it and accepted by the Company.

         (e) Reliance. The Company and the Agents agree that any Notes purchased by one or more Agents as principal shall be purchased, and any Notes the placement of which an Agent arranges as agent shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.        Representations and Warranties.

         (a) The Company represents and warrants to each Agent as of the date hereof and as of each date specified in Section 7(a) herein (each of such times being referred to herein as a "Representation Date"), as follows:

                        (i)Due Incorporation and Qualification. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the

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         state of its  incorporation  with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                        (ii) Material Subsidiaries. Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except for directors' qualifying shares (if applicable), is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                       (iii) Registration Statement and Prospectus. At the time the Registration Statement became effective, the Registration Statement complied, and as of each Repre sentation Date continues to comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the SEC promulgated thereunder; the Registration Statement, at the time it became effective, did not, at each time thereafter at which any amendment to the Registration Statement became effective or any Annual Report on Form 10-K was filed by the Company with the SEC, did not and, as of each Representation Date, does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, as of the date hereof and as of each Representation Date, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use in the Registration Statement or Prospectus. The parties hereto acknowledge that the information set forth under the caption "Plan of Distribution"

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         in the Prospectus has been provided by the Agents expressly for use in the Registration Statement and Prospectus.

                        (iv) Incorporated Documents. The documents incorporated by reference in the Prospectus, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

                         (v) Accountants. The accountants who certified the financial statements included or incorporated by reference in the Prospectus are independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations.

                        (vi) Financial Statements. The financial statements and any supporting schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus present fairly in conformity with U.S. generally accepted accounting principles applied on a consistent basis the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein.

                       (vii) Authorization and Validity of this Agreement, the Indenture and the Notes. This Agreement has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Agents, will be a valid and legally binding agreement of the Company; the Indenture, including the First and Second Supplemental Indentures, has been duly authorized, executed and delivered by the Company and, upon execution and delivery by the Trustee, will be a valid and legally binding agreement of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, the Notes will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally, general equitable principles (whether considered in a

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         proceeding  in equity or at law) and an implied  covenant of good faith and fair dealing; the Notes and the Indenture will be substantially in the form heretofore delivered to the Agents and conform in all material
         respects  to  all  statements   relating   thereto   contained  in  the
         Prospectus; and each holder of Notes will be entitled to the benefits of the Indenture.

                      (viii) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated therein or contemplated thereby, (1) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and (2) there have been no material transactions entered into by the Company or any of its subsidiaries other than in the ordinary course of business.

                        (ix) No  Defaults.  Neither  the  Company nor any of its
         Material Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound, which violation or default, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise; and the execution and delivery of this Agreement and the Indenture, including the First and Second Supplemental Indentures, and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument and to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any such subsidiary is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any law, administrative regulation or administrative or court order or decree, which breach, default, lien or violation, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Company and its subsidiaries considered as one enterprise.

                         (x) Regulatory Approvals. No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the sale of Notes hereunder, except such as have been obtained or rendered, as the case may be, or as may be required under state securities laws.


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                        (xi) Legal  Proceedings.  Except as may be  disclosed in
         the Registration Statement and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company,
         threatened   against  or   affecting,   the   Company  or  any  of  its
         subsidiaries, which might, in the opinion of the Company, result in any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise or might materially and adversely affect the consummation of this Agreement or the Indenture or any transaction contemplated hereby or thereby.

                       (xii) Contracts. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

                      (xiii) Investment Company Act. Neither the Company nor any of its subsidiaries is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

                       (xiv) Commodity Exchange Act. The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

                        (xv)  Ratings.  The Notes are rated (P)A2 by Moody's
         Investors Service, Inc. and [     ] by Standard & Poor's Ratings Group
         or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section 4(a) hereof.

                       (xvi) Registration Rights. There are no holders of securities of the Company who, by reason of the filing of the Registration Statement under the Act or the execution by the Company of this Agreement, have the right to request or demand that the Company register under the Act securities held by them.

         (b) Additional Certifications. Any certificate signed by any director or officer of the Company and delivered to one or more Agents or to counsel for the Agents in connection with an offering of Notes to one or more Agents as principal or through an Agent as agent shall be deemed a representation and warranty by the Company to such Agent or Agents as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

SECTION 3.        Purchases as Principal; Solicitations as Agent.

         (a) Purchases as Principal. Unless otherwise agreed by an Agent and the Company, Notes shall be purchased by one or more Agents as principal in accordance with terms agreed upon by such Agent or Agents and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon

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orally, with written confirmation prepared by such Agent or Agents and mailed to the Company). Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of one or more Agents to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agents may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. At the time of each purchase of Notes by one or more Agents as principal, such Agent or Agents shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

         (b) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its commercially reasonable efforts consistent with standard industry practice to solicit and receive offers to purchase Notes at the times and in the amounts so agreed. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent. All Notes sold through an Agent as agent will be sold at 100% of their principal amount unless otherwise agreed by the Company and such Agent.

         The Company reserves the right, in its sole discretion, to suspend any solicitation of purchases of the Notes through an Agent, as agent, commencing at any time for any period of time or permanently. As soon as practicable after receipt of instructions from the Company to such effect, such Agent will suspend solicitation of purchases from the Company until such time as the Company has advised such Agent that such solicitation may be resumed.

         The Company agrees to pay each Agent a commission, in the form of a discount from the purchase price of each such Note, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by such Agent as set forth in Schedule A hereto. If the Company issues and sells Notes directly to an investor or other purchaser, no commission will be paid to the Agents with respect to such sales.

         (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the applicable Agent or Agents and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. The Agents hereby acknowledge, consent to and agree with the administrative procedures set forth as Exhibit C to the First Supplemental Indenture (the "Procedures"). The Company, the Agents and the Trustee from time to time may agree to modify the Procedures. The Agents and the Company agree to perform, and the Company agrees to cause the Trustee to

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agree to perform, their respective duties and obligations  specifically provided to be performed by them in the Procedures.

SECTION 4.        Covenants of the Company.

         The Company covenants with the Agents as follows:

         (a) Notice of Certain Events. The Company will notify the Agents immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the SEC for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act (other than any amendment, supplement or document relating solely to securities other than the Notes), (iii) the receipt of any comments from the SEC with respect to the Registration Statement or the Prospectus, (iv) any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to the Notes or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Notes or the withdrawal by any nationally recognized statistical rating organization of its rating of the Notes. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) Notice of Certain Proposed Filings. The Company will give the Agents advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or relating solely to the issuance and/or offering of securities other than the Notes), whether by the filing of documents pursuant to the 1934 Act (other than reports filed by the Company pursuant to Section 13 of the 1934 Act) or the 1933 Act or otherwise, and will furnish to the Agents copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Agents or counsel for the Agents shall reasonably object.

         (c) Copies of the Registration Statement and the Prospectus. The Company has heretofore delivered to counsel for the Agents signed and conformed copies of the Registration Statement (as originally filed and declared effective by the SEC) and will deliver to the Agents as many signed and conformed copies of each post-effective amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agents reasonably request. The Company will furnish to the Agents as

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many  copies of the  Prospectus  (as  amended  or  supplemented)  as the  Agents reasonably request so long as the Agents are required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.

         (d) Preparation of Pricing Supplements. The Company will prepare, with respect to any Notes to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and will file such Pricing Supplement pursuant to Rule 424(b)(3) under the 1933 Act not later than the close of business of the SEC on the fifth business day after the date on which such Pricing Supplement is first used.

         (e) Revisions of Prospectus -- Material Changes. Except as otherwise provided in subsection (l) of this Section, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary,  in  the  opinion  of  such  counsel,  to  amend  or  supplement  the
Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agents to cease the solicitation of offers to purchase the Notes in their capacity as agents and to cease sales of any Notes they may then own as principal, and the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements.

         (f) Prospectus Revisions -- Periodic Financial Information. Except as otherwise provided in subsection (l) of this Section, on the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incor porate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explana tions as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (g) Prospectus Revisions -- Audited Financial Information. Except as otherwise provided in subsection (l) of this Section, on the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agents, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be

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amended, whether by the filing of documents pursuant to the 1934 Act or the 1933
Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

         (h) Earnings Statements. The Company will, with respect to each sale of Notes, make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the pro visions of Rule 158 of the 1933 Act Regulations) covering each twelve-month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date of the registration statement" (as defined in Rule 158) immediately preceding each such sale.

         (i) Blue Sky Qualifications. The Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; pro vided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agents of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

         (j) 1934 Act Filings. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act in connection with sales of the Notes, will file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

         (k) Stand-Off Agreement. If specified by the applicable Agent or Agents in connection with a purchase of Notes from the Company as principal, between the date of the agreement to purchase such Notes and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of such Agent or Agents, offer or sell, grant any option for the sale of, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement, commercial paper in the ordinary course of business, promissory notes to reflect borrowings pursuant to a bank credit agreement and intercompany indebtedness).



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         (l)  Suspension  of  Certain  Obligations.  The  Company  shall  not be required to comply with the provisions of subsections (e), (f) or (g) of this Section during any period from the time (i) the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company and (ii) no Agent shall then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or an Agent shall subsequently purchase Notes from the Company as principal.

SECTION 5.        Conditions to Obligations.

         The obligations of the Agents to purchase Notes from the Company as principal and to solicit offers to purchase Notes as agent of the Company will be subject to the accuracy of the representations and warranties on the part of the Company herein and of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants and agreements herein contained and to the following additional conditions precedent:

         (a) Legal Opinions. On the date hereof, the Agents shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to the Agents:

                  (1) Opinion of Company Counsel. The favorable opinion of Vinson & Elkins L.L.P., counsel to the Company, to the effect that:

                          (i) The  Company  has been  duly  incorporated  and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                         (ii) The Company has  corporate  power and authority to
                  own, lease and operate its properties and to conduct its business as described in the Prospectus.

                        (iii) This Agreement has been duly authorized, executed
                  and delivered by the Company.

                         (iv) The Indenture has been duly  authorized,  executed
                  and delivered by the Company and (assuming the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                          (v) The Notes, in the form(s) certified by the Company
                  as of the date hereof, have been duly authorized for issuance, offer and sale pursuant to this

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                  Agreement or otherwise  and,  when issued,  authenticated  and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other
                  similar  laws  relating  to  or  affecting   enforce  ment  of
                  creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and each holder of Notes will be entitled to the benefits of the Indenture.

                    (vi) The Notes and the  Indenture  conform  in all  material respects to the statements relating thereto in the Prospectus; and the statements in the Prospectus under the captions "Description of Notes" and "Description of Debt Securities", insofar as they purport to summarize certain provisions of documents specifically referred to therein, are accurate summaries of such provisions.

                    (vii) The Indenture has been duly qualified under the 1939 Act.

                    (viii) The  Registration  Statement  and any  post-effective amendment thereto filed with the SEC on or prior to the date hereof have been declared effective by the SEC under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

                    (ix) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; provided, however, that such counsel need not express any opinion as to the financial statements, including any financial schedules, and other financial or statistical information included therein.

                    (x) Each document filed pursuant to the 1934 Act and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations; provided, however, that such counsel need not express any opinion as to the financial statements, including any financial schedules, and other financial or statistical information included therein.

                    (xi) No consent, approval, authorization, order or decree of any court or governmental authority or agency is required that has not been obtained in connection with the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been

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                  obtained or rendered, as the case may be, or as may be
                  required under the state securities laws.

                    (xii) The information  contained in the Prospectus under the caption "Certain United States Federal Income Tax Considerations", to the extent that such information constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by such counsel and is correct.

                    (xiii) To the knowledge of such counsel, there are no statutes or pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, or any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement or incorporated by reference therein which are not described and filed or incorporated by reference therein as required; provided, however, that such counsel need not express any opinion as to the financial statements, including any financial schedules, and other financial or statistical information included therein.

                  (2) Opinion of Vice President and Secretary. The favorable opinion of the Vice President and Secretary of the Company to the effect that:

                          (i) Each Material Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors' qualifying shares (if applicable), is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encum brance, claim or equity.

                         (ii) The issue and sale of the Notes by the Company and
                  the compliance by the Company with all of the provisions of the Agreement will not breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument that, individually or in the aggregate, is material to the Company and its subsidiaries taken as one enterprise and to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action violate the charter or by-laws of the Company or any federal or Texas statute or the Delaware
                  General Corporation Law or any order known to such counsel, after due investigation, issued by any court or governmental agency or body or court having jurisdiction over the Company or any of its subsidiaries or any of their properties.

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                    (iii) To such counsel's  knowledge,  there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement.

                  (3) Opinion of Counsel to the Agents. The favorable opinion of Simpson Thacher & Bartlett, counsel to the Agents, covering the matters referred to in subsection (a)(1) under the subheadings (i), (iii) to
         (ix) inclusive above.

                  (4) Disclosure Documents. In giving their opinions required by subsection (a)(1) and (a)(3), respectively, of this Section 5, Vinson & Elkins L.L.P. and Simpson Thacher & Bartlett shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective (or, if an amendment to the Registration Statement or an Annual Report on Form 10-K has been filed by the Company with the SEC subsequent to the effectiveness of the Registra tion Statement, then at the time such amendment became effective or at the time of the most recent such filing, as the case may be) or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof (or, if such opinion is being delivered in connection with the purchase of Notes from the Company by one or more Agents as principal pursuant to Section 7(c) hereof, at the date of any agreement by such Agent or Agents to purchase Notes as principal and at the Settlement Date with respect thereto, as the case may be) included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (b) Officer's Certificate. At the date hereof, the Agents shall have received a certificate of the Chairman of the Board, President and Chief Executive Officer or any Executive or Senior Vice President and the principal financial officer or principal accounting officer of the Company, dated as of the date hereof, to the effect that (i), since the respective dates as of which information is given in the Prospectus and since the date of any agreement by one or more Agents to purchase Notes from the Company as principal, there has not been any material adverse change in the condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate and (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.


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         (c) Comfort  Letter of Arthur  Andersen  LLP. On the date  hereof,  the
Agents shall have received a letter from Arthur Andersen LLP, dated as of the date hereof and in form and substance satisfactory to the Agents, to the effect that:

                (i) They are independent accountants with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

               (ii) It is their opinion that the consolidated financial statements and supporting schedule(s) of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus and audited by them and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

              (iii) They have performed specified procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company and its indicated subsidiaries, a reading of the minute books of the Company and such subsidiaries since the end of the most recent fiscal year with respect to which an audit report has been issued, inquiries of and discussions with certain officials of the Company and such subsidiaries responsible for financial and accounting matters with respect to the unaudited consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus and the latest available interim unaudited financial statements of the Company and its subsidiaries, and such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures, nothing came to their attention that caused them to believe that: (A) any material modifications should be made to the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus for them to be in conformity with generally accepted accounting principles in the United States, consistently applied by the Company, (B) the unaudited consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations or
         (C) at a specified date not more than five days prior to the date of such letter, there was any change in the consolidated capital stock, any increase in consolidated long-term debt or any decrease in the consolidated net current assets or consolidated net assets of the Company and its subsidiaries, in each case as compared with the amounts shown on the most recent consolidated balance sheet of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and Prospectus or, during the period from the date of such balance sheet to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues or in the total or per-share amounts of income before extraordinary items or of net income of the Company and

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         its  subsidiaries,  except in all instances  for changes,  increases or decreases that the Registration Statement and Prospectus disclose have occurred or may occur and except for such matters enumerated in such letter as shall have been agreed to by the Agents and the Company.

               (iv) In addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Agents, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

         (d) Other Documents. On the date hereof and on each Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

         If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agent or Agents by notice to the Company at any time without liability of any party to any other party. Notwithstanding such termination, the covenant regarding provision of an earnings statement set forth in Section 4(h) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions set forth in Section 11 hereof concerning the representations, warranties and agreements to survive delivery, the provisions relating to governing law and forum set forth in Section 14 and the provisions relating to parties set forth in Section 15 hereof shall remain in effect.

SECTION 6.        Delivery of and Payment for Notes Sold through an Agent.

         Delivery of Notes sold through an Agent as agent shall be made by the Company to such Agent for the account of any purchaser only against payment therefor in immediately available funds. If a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, such Agent shall promptly notify the Company and return such Note to the Company and, if such Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to such Agent. If such failure occurred for any reason other than default by such Agent in the performance of its obligations hereunder, the Company will reimburse such Agent on an equitable basis for its loss of the use of the funds for the period such

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funds were credited to the  Company's  account and such Agent shall not have any liability to the Company. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to such Agent any commission to which it would otherwise be entitled absent such default. No Agent shall have any liability to the Company in the event any purchase is not consummated for any reason other than the gross negligence or willful misconduct of the Agent.

SECTION 7.           Additional Covenants of the Company.

         The Company covenants and agrees with the Agents that:

         (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to one or more Agents as principal or through an Agent as agent), and each delivery of Notes (whether to one or more Agents as principal or through an Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

         (b) Subsequent Delivery of Certificates. Upon (i) the effectiveness of any amendment or supplement to the Registration Statement or the Prospectus (other than any amendment or supplement effected by means of the filing of a report pursuant to Section 13 of the Exchange Act or a pricing supplement or relating to the offering, sale and delivery of securities other than the Notes),
(ii) the filing by the Company of any report on Form 10-Q or Form 10-K with the SEC, (iii) the sale of Notes to any Agent as principal, if such Agent so requests and (iv) the sale of Notes to or through any Agent in a form not previously certified by the Company to the Agents (each such date, a "Subsequent Delivery Date"), the Company shall furnish or cause to be furnished to each relevant Agent a certificate dated such Subsequent Delivery Date and otherwise satisfactory in form to such Agent to the effect that the statements contained in the certificate referred to in Section 5(b) hereof which was last furnished to such Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(b) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate provided, however, that, with respect to each Subsequent Delivery Date described in Section 7(b)(i) and (ii) above, in the event that the conditions of Section 4(l)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such certificate only prior to the date that offerings of Notes may be resumed.


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         (c)  Subsequent  Delivery  of  Legal  Opinions.  Upon  each  Subsequent
Delivery Date, the Company shall furnish or cause to be furnished to each relevant Agent and to counsel to such Agent the written opinion of Vinson & Elkins L.L.P., counsel to the Company, or other counsel satisfactory to such Agent, dated such Subsequent Delivery Date and otherwise satisfactory in form and substance to such Agent, of the same tenor as the opinion referred to in
Section 5(a)(1) hereof or, in lieu of such opinion, counsel last furnishing such opinion to such Agent shall furnish such Agent with a letter substantially to the effect that such Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reli ance) provided, however, that, with respect to each Subsequent Delivery Date described in Section 7(b)(i) and (ii) above, in the event that the conditions of Section 4(l)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such opinion only prior to the date that offerings of Notes may be resumed.

         (d) Subsequent Delivery of Comfort Letters. Upon each Subsequent Delivery Date, other than a date solely referred to in clause (iv) of the definition thereof, the Company shall cause Arthur Andersen LLP to furnish to each relevant Agent a letter, dated such Subsequent Delivery Date and otherwise satisfactory in form to such Agent, of the same tenor as the portions of the letter referred to in clauses (i) and (ii) of Section 5(c) hereof and of the same general tenor as the portions of the letter referred to in clauses (iii) and (iv) of said Section 5(c) with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company. Notwithstanding the foregoing, the Company shall not be required to furnish a letter of the same general tenor as the portion of the letter referred to in clause (iv) of Section 5(c) to the extent that the amounts, percentages and financial information referred to in such clause can be derived from the financial statements referred to in clause (ii) of Section 5(c) provided, however, that, with respect to each Subsequent Delivery Date described in Section 7(b)(i) and (ii) above, in the event that the conditions of Section 4(l)(i) hereof have been satisfied and the Company has notified the Agents in writing that offerings of Notes are suspended, then the Company shall be required to furnish or cause to be furnished such comfort letter only prior to the date that offerings of Notes may be resumed.

SECTION 8.        Indemnification.

         (a) Indemnification of the Agents. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever ("Losses"), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact necessary to make the statements

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         therein  not  misleading  or  arising  out of any untrue  statement  or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the
         Agents  expressly  for  use  in  the  Registration   Statement  or  the
         Prospectus;

                  (ii) Losses shall include the aggregate amount paid in settlement of any litigation, any investigation or proceeding by any governmental agency or body, com menced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                  (iii) Losses shall include any and all expense whatsoever (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission.

         (b) Indemnification of the Company. Each Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all Losses, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

         (c) General. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action with counsel chosen by it (who shall not, except with the consent of the indemnified party, be counsel to such indemnified party). In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.


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SECTION 9.        Contribution.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 8 hereof is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and the Agents shall contribute to the aggregate Losses incurred by the Company and the Agents, as incurred, in such proportions that each Agent is responsible for that portion represented by the percentage that the commission or underwriting discount received by such Agent bears to the total sales price from the sale of the Notes sold to or through such Agent that were the subject of the  claim  for  indemnification,  and the  Company  is  responsible  for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

SECTION 10.          Payment of Expenses.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

         (a) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

         (b)      The preparation, filing and reproduction of this Agreement;

         (c) The preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form;

         (d) The fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent;

         (e) The reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment of the program relating to the Notes and incurred from time to time in connection with the transactions contemplated hereby;

         (f) The qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

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         (g)  The  printing  and  delivery  to  the  Agents  in   quantities  as
hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

         (h) The preparation, reproducing and delivery to the Agents of copies of the Indenture and all amendments, supplements and modifications thereto;

         (i) Any fees charged by nationally recognized statistical rating organizations for the rating of the Notes;

         (j) The fees and expenses incurred in connection with any listing of Notes on a securities exchange;

         (k) The fees and expenses incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

         (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company; and

         (m) The cost of providing any CUSIP or other identification numbers for the Notes.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certifi cates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of an Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.          Termination.

         (a) Termination of this Agreement. This Agreement (excluding any agreement by one or more Agents to purchase Notes from the Company as principal) may be terminated for any reason, at any time by either the Company or an Agent, as to itself, upon the giving of 30 days' written notice of such termination to the other party hereto.

         (b) Termination of Agreement to Purchase Notes as Principal. The applicable Agent or Agents may terminate any agreement by such Agent or Agents to purchase Notes from the Company as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto, if (i) there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse

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change in the condition, financial or otherwise, or in the results of operations or business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent or Agents, impracticable to market the Notes or to enforce contracts for the sale of the Notes, (iii) trading in any securities of the Company has been suspended by the SEC or a national securities exchange, (iv) trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the SEC or any other governmental authority, (v) a banking moratorium shall have been declared by either Federal, New York or Texas authorities, (vi) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company as of the date of such
agreement   shall  have  been  lowered  since  that  date  or  any  such  rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or (vii) there shall have come to the attention of such Agent or Agents any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circum stances existing at the time of such delivery, not misleading.

         (c) General. In the event of any termination of this Agreement pursuant to this Section 12, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (x) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (y) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 4(h) hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10, 11, 14 and 15 hereof shall remain in effect.

SECTION 13.   Notices.

         Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the addresses specified below.

         If to the Company:

                  Halliburton Company

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                  5151 San Felipe
                  Houston, Texas  77056
                  Attention:  Vice President and Treasurer
                  Telecopy No.:  (713) 624-2707

         with a copy to:

                  Halliburton Company
                  3600 Lincoln Plaza
                  500 North Akard Street
                  Dallas, TX  75201-3391
                  Attention:  Vice President and Secretary
                  Telecopy No.:  (214) 978-2783

         If to the Agents:

                  Merrill Lynch & Co.
                  Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
                  World Financial Center
                  North Tower - 10th Floor
                  New York, New York  10281-1310
                  Attention:  MTN Product Management
                  Telecopy No.:  (212) 449-2234


or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Governing Law; Forum.

         This Agreement and all the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State and without regard to principles of conflict of laws. The Company, on behalf of itself and each of its subsidiaries now existing or hereafter created or acquired, hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to or arising out of this Agreement or the offering or sale of the Notes, or the conduct of any party with respect thereto, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the state of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives to the fullest extent permitted by law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that

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such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail or any substantially similar form of mail, postage prepaid, to the Company at its address set forth herein or at such other address of which the Agents shall have been notified in accordance herewith; and (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

SECTION 15.          Parties.

         This Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.          Assignment.

         This Agreement may not be assigned by any party hereto without the prior written consent of each other party hereto.

SECTION 17.          Counterparts.

         This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.



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         If the foregoing is in accordance with the Agents' understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

                                       Very truly yours,

                                       HALLIBURTON COMPANY


                                       By:    /s/David J. Lesar
                                          Name:  David J. Lesar
                                          Title:  Executive Vice President and
                                                  Chief Financial Officer

Confirmed and Accepted, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By: /s/Scott G. Primrose


LEHMAN BROTHERS


By: /s/J.M. Wigdorft


MORGAN STANLEY & CO., INCORPORATED


By: /s/Harold J. Hendershot III


NATIONSBANC CAPITAL MARKETS, INC.


By: /s/Lynn T. McConnell

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                                                                    EXHIBIT A

         The following terms, if applicable, shall be agreed to by one or more Agents and the Company in connection with each sale of Notes:

         Principal Amount: U.S. $_______


         Interest Rate or Formula:
                  If Fixed Rate Note,
                     Interest Rate:
                     Interest Payment Dates:
                  If Floating Rate Note,
                     Interest Rate Basis(es):
                                If LIBOR,
                                    |_| LIBOR Reuters
                                    |_| LIBOR Telerate
                                If CMT Rate,
                                    Designated CMT Telerate Page:
                                    Designated CMT Maturity Index:
                     Index Maturity:
                     Spread and/or Spread Multiplier, if any:
                     Initial Interest Rate, if any:
                     Initial Interest Reset Date:
                     Interest Reset Dates:
                     Interest Payment Dates:
                     Default Rate:
                     Maximum Interest Rate, if any:
                     Minimum Interest Rate, if any:
                     Fixed Rate Commencement Date, if any:
                     Fixed Interest Rate, if any:
                     Calculation Agent:

         If Redeemable:
                  Initial Redemption Date:
                  Initial Redemption Percentage:
                  Annual Redemption Percentage Reduction, if any:
         If Repayable:
                  Optional Repayment Date(s):

         Original Issue Date:
         Stated Maturity Date:
         Authorized Denomination:
         Purchase Price: ___%, plus accrued interest, if any, from ___________ Settlement Date and Time:
         Additional/Other Terms:


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Also, in  connection  with the purchase of Notes from the Company by one or more
Agents as principal, agreement as to whether the following will be required:

         Officers' Certificate pursuant to Section 7(b) of the Distribution Agreement.

         Legal Opinions pursuant to Section 7(c) of the Distribution Agreement.

         Comfort Letter pursuant to Section 7(d) of the Distribution Agreement.

         Stand-off Agreement pursuant to Section 4(k) of the Distribution Agreement.

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                                SCHEDULE A

         As compensation for the services of the Agents hereunder, the Company shall pay the applicable Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by the appropriate percentage set forth below:

                                                                   PERCENT OF
MATURITY RANGES                                                PRINCIPAL AMOUNT

From 9 months to less than 1 year...........................         .125%

From 1 year to less than 18 months..........................         .150

From 18 months to less than 2 years.........................         .200

From 2 years to less than 3 years...........................         .250

From 3 years to less than 4 years...........................         .350

From 4 years to less than 5 years...........................         .450

From 5 years to less than 6 years...........................         .500

From 6 years to less than 7 years...........................         .550

From 7 years to less than 10 years..........................         .600

From 10 years to less than 15 years.........................         .625

From 15 years to less than 20 years.........................         .700

From 20 years to 30 years...................................         .750

Greater than 30 years. . . . . . . . . . . . . . . . . ....            *
--------
*      As agreed to by the Company and the applicable Agent at the time of sale.

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